EXHIBIT 24.1--POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven G. Mihaylo and Kurt R. Kneip, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

         Signature                            Title                      Date

/S/ Steven G. Mihaylo        Chairman and Chief                  March 23, 1998
---------------------        Executive Officer
Steven G. Mihaylo

/S/ Kurt R. Kneip            Vice President and                 March 23, 1998
---------------------        Chief Financial Officer
Kurt R. Kneip

/S/ J. Robert Anderson       Director                           March 23, 1998
---------------------
J. Robert Anderson

/S/ Gary D. Edens            Director                           March 23, 1998
---------------------
Gary D. Edens

/S/ Maurice H. Esperseth     Director                           March 23, 1998
------------------------
Maurice H. Esperseth

/S/ C. Roland Haden          Director                           March 23, 1998
---------------------
C. Roland Haden

/S/ Norman Stout             Director                           March 23, 1998
---------------------
Norman Stout